UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2006

EDISON MISSION ENERGY

(Exact name of registrant as specified in its charter)

DELAWARE	333-68630	95-4031807
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation)	number)	identification no.)

18101 Von Karman Avenue, Suite 1700

Irvine, California  92612

(Address of principal executive offices, including zip code)

949-752-5588

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report and its exhibits include forward-looking statements. Edison Mission Energy has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Edison Mission Energy’s control. Edison Mission Energy has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read with Edison Mission Energy’s Annual Report on Form 10-K for the year ended December 31, 2005 as amended by Amendment No. 1 on Form 10-K/A and Quarterly Report on Form 10-Q for the first quarter of 2006.

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On May 17, 2006, Edison Mission Energy (“EME”), in connection with its previously announced tender offer and consent solicitation with respect to its 10% Senior Notes due August 15, 2008 (the “2008 Notes”) and its 9.875% Senior Notes due April 15, 2011 (the “2011 Notes” and, together with the 2008 Notes, the “Notes”), entered into a First Supplemental Indenture, dated as of May 17, 2006, between EME and The Bank of New York, as trustee (the “2008 Notes Supplemental Indenture”), supplementing the Indenture, dated as of August 10, 2001, pursuant to which the 2008 Notes were issued (the “2008 Notes Indenture”) and a First Supplemental Indenture, dated as of May 17, 2006, between EME and The Bank of New York, as trustee (the “2011 Notes Supplemental Indenture”), supplementing the Indenture, dated as of April 5, 2001, pursuant to which the 2011 Notes were issued (the “2011 Notes Indenture” and, together with the 2008 Notes Indenture, the “Indentures”).

The 2008 Notes Supplemental Indenture effects amendments to the 2008 Notes Indenture and the 2011 Notes Supplemental Indenture effects amendments to the 2011 Notes Indenture, in each case proposed in connection with the tender offer and consent solicitation, which will eliminate substantially all the restrictive covenants, eliminate or modify certain events of default and eliminate or modify related provisions contained in each Indenture. The amendments will not, however, become operative until the Notes tendered in the tender offer and consent solicitation are accepted for purchase by EME pursuant to the terms of the tender offer and consent solicitation. The tender offer and consent solicitation, and the consummation of the purchase, are subject to the satisfaction of certain conditions, including the consummation by EME of one or more new debt financings on terms satisfactory to EME resulting in aggregate gross principal amount of not less than $1.0 billion. No assurance can be given that such new financings will be completed in a timely manner or at all.

Copies of the 2008 Notes Supplemental Indenture, attached hereto as Exhibit 4.1, and the 2011 Notes Supplemental Indenture, attached hereto as Exhibit 4.2, are incorporated herein by reference. A copy of the press release issued by EME on May 18, 2006, attached hereto as Exhibit 99.1 and announcing, among other matters, the execution of the 2008 Notes Supplemental Indenture and the 2011 Notes Supplemental Indenture, is also incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.03   Material Modification to Rights of Security Holders

The information set forth in Item 1.01 with respect to the 2008 Notes Supplemental Indenture and the 2011 Notes Supplemental Indenture is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits

4.1                            First Supplemental Indenture, dated as of May 17, 2006, by and among EME and The Bank of New York, as trustee, supplementing the Indenture, dated as of August 10, 2001, pursuant to which EME’s 10% Senior Notes due 2008 were issued.

4.2                            First Supplemental Indenture, dated as of May 17, 2006, by and among EME and The Bank of New York, as trustee, supplementing the Indenture, dated as of April 5, 2001, pursuant to which EME’s 9.875% Senior Notes due 2011 were issued.

99.1                           Press release by EME, dated May 18, 2006, announcing (i) the receipt of the requisite consents in connection with EME’s previously announced tender offer and consent solicitation with respect to its 10% Senior Notes due 2008 and its 9.875% Senior Notes due 2011 and (ii) the execution of a supplemental indenture to each of the indentures pursuant to which the 10% Senior Notes due 2008 and the 9.875% Senior Notes due 2011 were issued.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Edison Mission Energy

Date:	May 19, 2006	/s/ Raymond W. Vickers
RAYMOND W. VICKERS
Senior Vice President and General Counsel